Exhibit 10.21

SHARE TRANSFER AGREEMENT

THIS SHARE TRANSFER AGREEMENT, made as of August 10th, 2020 (“Execution Date”) by and among Cosmic Soar Limited (宇翔有限公司), a limited liability company incorporated in British Virgin Islands (“Cosmic”, as the “Seller”), and Scienjoy Inc., a limited liability company incorporated in Cayman Islands (“Scienjoy”, as the “Buyer”).

WITNESSETH:

WHEREAS, Cosmic is the sole shareholder of Sciscape International Limited (遠景蔚來國際有限公司) (the “Target Company”), a limited liability company incorporated in Hong Kong, and holding 1,000,000 ordinary shares of the Target Company (the “Shares”);

WHEREAS, Scienjoy is a subsidiary of Scienjoy Holding Corporation (“SHC”), a company incorporated in British Virgin Islands;

WHEREAS, SHC, the Seller and certain other parties have entered into the Share Acquisition Framework Agreement (the “Acquisition Agreement”) on August 10th, 2020, pursuant to which SHC will designate Scienjoy to purchase all Shares held by Cosmic in the Target Company;

WHEREAS, in connection with the consummation of the transactions contemplated by the Acquisition Agreement, the parties hereto desire to enter into this Agreement.

NOW, THEREFORE, in consideration of the agreements and representations contained in this Agreement, the parties agree as follows:

1. Purchase and Sale of the Share. The Buyer hereby agrees to purchase from the Seller and the Seller hereby agrees to sell to the Buyer the Shares, subject to the terms and conditions hereinafter set forth for a consideration as set forth in Acquisition Agreement. On the Execution Date or such other date the parties may mutually agree on, the parties shall execute an Instrument of Transfer in the form attached as Exhibit A, and the Seller (or cause the Target Company) shall deliver the Buyer a certified true copy of register of members of the Target Company reflecting Buyer’s ownership of the Shares.

2. Delivery of Certificates. The certificate(s) representing the Shares purchased hereunder shall be delivered directly to the Buyer within three (3) business days after the Execution Date.

3. Title to Shares. The Seller represents and warrants that it has good and marketable title to the Shares and that it is the registered owner of the Shares; the Shares are free and clear of any lien, encumbrance, security agreement, claim, restriction on sale or transfer (other than restrictions imposed by applicable securities laws), preemptive right, option or any other claim by any person other than the registered owner thereof and that the Seller is entitled to sell the Shares to the Buyer.

4. Purchase Entirely for Own Account. This Agreement is made with the Buyer in reliance upon the Buyer’s representation, which by the Buyer’s execution of this Agreement the Buyer hereby confirms, that the Shares to be purchased by the Buyer (collectively, the “Securities”) will be acquired for investment for the Buyer’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Buyer have no present intention of selling, granting any participation in, or otherwise distributing the same, except in accordance with federal and state securities law.

5. Governing Law and Dispute Resolution. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of PRC, without regard to its choice of law rules. Any dispute, controversy or difference between the Parties arising out of, in connection with or relating to this Agreement shall be resolved through arbitration pursuant to Section 11 of the Acquisition Agreement.

6. Termination. In the event that the transaction contemplated under the Acquisition Agreement is terminated or cancelled, the Buyer shall transfer all the Shares to Seller without any consideration, and parties shall take all necessary actions to complete the formalities regarding such share transfer.

7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

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IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first above written.

SELLER

Cosmic Soar Limited
(宇翔有限公司)

By:	/s/ Sheng Hou
Name:	Sheng Hou
Title:	Director

BUYER

Scienjoy Inc.

By:	/s/ Xiaowu He
Name:	Xiaowu He
Title:	CEO

EXHIBIT A

INSTRUMENT OF TRANSFER

FOR VALUE RECEIVED and pursuant to that certain Share Transfer Agreement by and between Cosmic Soar Limited (宇翔有限公司) (“Seller”) and Scienjoy Inc. (“Buyer”) dated August 10th, 2020 (the “Agreement”), Seller hereby sells, assigns and transfers unto Buyer 1,000,000 ordinary shares of Sciscape International Limited (遠景蔚來國際有限公司), a Hong Kong corporation (the “Company”) standing in Seller’s name on the Company’s books, and does hereby irrevocably constitute and appoint the secretary of the Company to transfer said shares on the books of the Company with full power of substitution in the premises.

Dated: August 10, 2020

Seller:

COSMIC SOAR LIMITED (宇翔有限公司)

By:	/s/ Sheng Hou
Name:	Sheng Hou
Title:	Authorized Signatory

Buyer:

SCIENJOY INC.

By:	/s/ Xiaowu He
Name:	Xiaowu He
Title:	Authorized Signatory